                                                                    Exhibit 23.2


                             Consent of Independent
                               Public Accountants


To the Board of Directors
 of QuadraMed Corporation


     We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 28, 2003 and May 15, 2003 relating to the consolidated financial statements and related financial statement schedule of QuadraMed Corporation for the year December 31, 2001, which report appears in the December 31, 2002 annual report on Form 10-K of QuadraMed Corporation .

     We also consent to the reference as Experts in the Prospectus and in the Registration Statement.

/s/ Pisenti & Brinker LLP
-------------------------
PISENTI & BRINKER LLP


Petaluma, California
January 20, 2004